                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                        WESTERFED FINANCIAL CORPORATION
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

                             [WESTERFED LETTERHEAD]






                               September 27, 1996







Dear Fellow Stockholder:

         On behalf of the Board of Directors and Management of WesterFed Financial Corporation, I cordially invite you to attend the Annual Meeting of Stockholders. The meeting will be held at 9:00 a.m. on October 22, 1996 at the Missoula Southgate Branch of Western Federal Savings Bank located at 2601 Garfield Street, Missoula, Montana.

         The stockholders will be asked to vote on the election of Directors and to ratify the appointment of an independent accountant as described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

         Whether or not you attend the meeting, I encourage you to read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. This will save WesterFed additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

         Thank you for your attention to this important matter.

                                            Sincerely,


                                            /s/  LYLE R. GRIMES
                                            ---------------------------------
                                            LYLE R. GRIMES
                                            President/Chief Executive Officer

                         WESTERFED FINANCIAL CORPORATION
                                110 East Broadway
                          Missoula, Montana 59802-4511
                                 (406) 721-5254

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be Held on October 22, 1996


         Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of WesterFed Financial Corporation (the "Company") will be held at the Missoula Southgate Branch of Western Federal Savings Bank of Montana, a wholly owned subsidiary of the Company, located at 2601 Garfield Street, Missoula, Montana at 9:00 a.m., Missoula, Montana time, on October 22, 1996.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.  The election of two directors of the Company;

         2. The ratification of the appointment of KPMG Peat Marwick LLP as the auditors of the Company for the fiscal year ending June 30, 1997;

and such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Stockholders of record at the close of business on August 30, 1996 are the stockholders entitled to vote at the Meeting and any adjournments or postponements thereof.

         A complete list of stockholders entitled to vote at the Meeting is available for examination by any stockholder, for any purpose germane to the Meeting, between 9:00 a.m. and 4:00 p.m. at the office of the Company located at 110 East Broadway, Missoula, Montana for a period of ten days prior to the Meeting.

         You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/  Lyle R. Grimes
                                       ------------------------------------
                                       Lyle R. Grimes
                                       President and Chief Executive Officer


Missoula, Montana
September 27, 1996

- -------------------------------------------------------------------------------
    IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE
      OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A
          SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO
             POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
- -------------------------------------------------------------------------------

                                 PROXY STATEMENT

                         WESTERFED FINANCIAL CORPORATION
                                110 East Broadway
                          Missoula, Montana 59802-4511
                                 (406) 721-5254

                         ANNUAL MEETING OF STOCKHOLDERS
                                October 22, 1996


         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of WesterFed Financial Corporation (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at the Missoula Southgate Branch of Western Federal Savings Bank of Montana (the "Bank"), a wholly owned subsidiary of the Company, located at 2601 Garfield Street, Missoula, Montana, on October 22, 1996, at 9:00 a.m., Missoula, Montana time, and all adjournments and postponements of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about September 27, 1996.

         At the Meeting, stockholders of the Company are being asked to consider and vote upon the election of two directors and a proposal to ratify the appointment of KPMG Peat Marwick LLP as auditors for the Company.

Vote Required and Proxy Information

         All shares of the Company's common stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the director nominees and the proposal set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

         Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Meeting and entitled to vote on the election of directors. In all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter shall be the act of the stockholders. Proxies marked to abstain with respect to a proposal have the same effect as votes against the proposal. Broker non-votes have no effect on the vote. One-third of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum.

         A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Douglas G. Bardwell, Secretary, WesterFed Financial Corporation, 110 East Broadway, Missoula, Montana 59802-4511.

Voting Securities and Certain Holders Thereof

         Stockholders of record as of the close of business on August 30, 1996 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 4,395,108 shares of Common Stock issued and outstanding (including a total of 91,120 shares not fully vested, subject to restriction, which have been issued under the Company's Recognition and Retention Plan (the "RRP")). The following table sets forth information regarding share ownership of: (i) those persons or entities known by management to beneficially own more than five percent of the Common Stock, (ii) the Company's Chief Executive Officer and each other executive officer who made in excess of $100,000 during fiscal 1996 (the "Named Officers") and (iii) all directors and executive officers of the Company and the Bank as a group.


                                                                                             Shares
                                                                                          Beneficially     Percent
                                    Beneficial Owner                                          Owned       of Class
                                    ----------------                                      ------------    --------
WesterFed Financial Corporation Employee Stock Ownership Plan and Trust                        354,933          8.1%
110 East Broadway
Missoula, Montana  59802-4511(1)

John Hancock Mutual Life Insurance Company, et al.                                             390,000           8.9
John Hancock Place
P.O. Box 111
Boston, Massachusetts  02117(2)

J. J. Cramer & Co., et al.                                                                     387,100           8.8
8th Floor
100 Wall Street
New York, New York  10005(3)

Named Officers and Directors and Executive Officers as a Group(4)
Lyle R. Grimes, President and Chief Executive Officer(5)                                       128,136           2.9
Douglas G. Bardwell, Vice President and Secretary(6)                                            77,627           1.8
James A. Salisbury, Treasurer and Chief Financial Officer(7)                                    66,330           1.5
Directors and executive officers of the Company and the Bank as a group (13 persons)(8)        641,216          13.7

- --------------
(1) As reported in Amendment No. Two to a Schedule 13G dated January 29, 1996. The amount reported represents shares held by the Employee Stock Ownership Plan and Trust (the "ESOP"), 87,193 of which have been allocated to accounts of participants. First Bankers Trust Company, Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account or allocated shares for which no voting instructions are received are voted by the trustee in the same proportion as allocated shares voted by participants.
(2) As reported in Amendment No. One to a Schedule 13G dated January 27, 1995 by John Hancock Mutual Life Insurance Company and certain of its subsidiaries, including John Hancock Advisers, Inc., a registered investment adviser, which reported sole voting and dispositive power as to 390,000 shares of the Common Stock held by two mutual funds for which it acts as investment adviser.
(3) As reported in Amendment No. Five to a Schedule 13D dated July 17, 1996 by
    J. J. Cramer & Co. ("JJCC"), Cramer Partners, L.P. ("CPLP"), James J. Cramer, Karen L. Cramer and Cramer Capital Corporation ("CCC"). JJCC, CPLP and CCC reported sole voting and dispositive power as to 387,100 shares and James and Karen Cramer reported shared voting and dispositive power as to such shares. Mr. Cramer is President of JJCC and CCC. CCC is the general partner of CPLP.
(4) The address of each Named Officer is the same as that of the Company.
(5) Includes 43,514 shares held directly, 905 shares held in a custodial account for a minor child, 3,759 shares allocated to the account of Mr. Grimes under the ESOP, 23,514 shares, subject to restriction, awarded pursuant to the RRP over which Mr. Grimes has voting and no dispositive power and 56,444 shares subject to currently exercisable options granted pursuant to the 1993 Stock Option and Incentive Plan (the "Stock Option Plan"). Excludes options to purchase 70,000 shares which are not exercisable within 60 days of August 30, 1996.
(6) Includes 28,982 shares held directly, 1,414 shares held by Mr. Bardwell's spouse, 3,601 shares allocated to the account of Mr. Bardwell under the ESOP, 2,316 shares held in a custodial account for a minor child, 11,314 shares, subject to restriction, awarded pursuant to the RRP over which Mr. Bardwell has voting and no dispositive power and 30,000 shares subject to currently exercisable options granted pursuant to the Stock Option Plan. Excludes options to purchase 14,366 shares which are not exercisable within 60 days of August 30, 1996.
(7) Includes 16,062 shares held directly, 2,900 shares held in custodial accounts or by minor children, 5,000 shares held by a corporation of which Mr. Salisbury is a director and executive officer, 3,272 shares allocated to the account of Mr. Salisbury under the ESOP, 9,096 shares, subject to restriction, awarded pursuant to the RRP over which Mr. Salisbury has voting and no dispositive power and 30,000 shares subject to currently exercisable options granted pursuant to the Stock Option Plan. Excludes options to purchase 7,268 shares which are not exercisable within 60 days of August 30, 1996.
(8) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares allocated to the ESOP accounts of the group members, held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or dispositive power. Amount also includes an aggregate of 85,894 shares, subject to restriction, awarded pursuant to the RRP over which the holders have voting but no dispositive power and an aggregate of 298,341 shares subject to currently exercisable options granted under the Stock Option Plan. Amount excludes 91,634 shares subject to options which are not exercisable within 60 days of August 30, 1996.

                       PROPOSAL I - ELECTION OF DIRECTORS

         The Company's Board of Directors is composed of six members, each of whom is also a director of the Bank. Approximately one-third of the directors are elected annually. Directors of the Company are generally elected to serve for a three-year term or until their respective successors shall have been elected and shall qualify.

         The table below sets forth certain information regarding the Company's Board of Directors, including their terms of office. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any of the nominees might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                        Shares of Common
                                                                              Term     Stock Beneficially    Percent
                                                                   Director    to           Owned at           of
          Name             Age           Position(s) Held          Since(1)  Expire    August 30, 1996(2)     Class
- ------------------------ ------- --------------------------------- -------- --------- -----------------------------
                                                       NOMINEES
Laurie C. DeMarois         43    Director                            N/A      1999            ---(3)            ---
John E. Roemer             65    Director                            1978     1999         51,757(4)            1.2%
                                            DIRECTORS CONTINUING IN OFFICE
Marvin P. Reynolds         64    Chairman of the Board               1969     1997         58,075(5)            1.3
Robert F. Burke            64    Director                            1994     1997         18,011(6)            0.4
Lyle R. Grimes             60    President, Chief Executive Officer  1983     1998        128,136(7)            2.9
                                 and Director
Otto G. Klein, Jr., M.D.   57    Director                            1988     1998         60,710(8)            1.4

- --------------------------
(1) Includes service as a director of the Bank.
(2) Includes shares held directly, as well as shares which are subject to presently exercisable options granted under the Stock Option Plan, held in retirement accounts, held by certain members of the named individuals' families, or held by trusts of which the named individual is a trustee or substantial beneficiary, with respect to which shares the named individuals may be deemed to have sole or shared voting and/or dispositive power. Also includes 29,725 shares subject to options granted under the Stock Option Plan which are exercisable within 60 days of August 30, 1996 and 3,993 shares, subject to restriction, granted under the RRP, respectively, to each non-employee director of the Company, other than Robert F. Burke. (See Footnote 6 below.)
(3) Pursuant to the terms of the RRP and subject to her election as a director at the Meeting, Ms. DeMarois will receive an award of restricted stock equal to $35,480. The exact number of shares of Ms. DeMarois' award under the RRP will vary depending on the market price of the Common Stock on the date of her election. Such shares will vest at a rate of one quarter of the initial award per year commencing on the one-year anniversary of the date of grant, subject in each case to the Bank meeting its fully phased-in capital requirements. In addition, under the terms of the Stock Option Plan and subject to her election as a director at the Meeting, Ms. DeMarois will receive an option to purchase 15,084 shares of the Common Stock at a per share exercise price equal to the market value per share of the Common Stock on the date of her election.
(4) Includes 1,907 shares held by Mr. Roemer's spouse.
(5) Includes 20,000 shares held by a Keogh plan and 365 shares held by Mr. Reynolds' spouse.
(6) Includes 15,084 shares subject to options granted under the Stock Option Plan and 2,927 shares, subject to restriction, granted under the RRP.
(7) See Footnote 5 on page 2 for information regarding Mr. Grimes' share ownership.
(8) Includes 20,000 shares held by a pension/profit sharing plan and 1,000 shares held in a custodial account for a minor child.


         The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

         Lyle R. Grimes. Mr. Grimes is President and Chief Executive Officer of the Company and the Bank, positions he has held since September 1993 and January 1983, respectively. Mr. Grimes is responsible for establishing policies and plans for directing and controlling the activities of the Company and the Bank in order to achieve the objectives set by the Board of Directors. Mr. Grimes also acts as spokesman for the Company and the Bank and maintains business, civic and governmental contacts. Mr. Grimes joined the Bank in 1958 and has worked in all phases of the Bank's operations during his 38 years of employment with the Bank. Mr. Grimes also serves as President and a Director of the Bank's subsidiaries. Mr. Grimes served as a Director of the Federal Home Loan Bank of Seattle from January 1993 to January 1995. Mr. Grimes graduated from the University of Montana.

         Otto G. Klein, Jr., M.D. Dr. Klein has practiced ophthalmology with the Rocky Mountain Eye and Ear Center located in Missoula, Montana since 1978. Prior to such time, he was a Clinical Associate Professor of Ophthalmology at the University of Washington and partner of the Mason Clinic in Seattle. He is a graduate of Stanford University and Cornell Medical School.

         Laurie Caras DeMarois. Ms. DeMarois joined the Garden City Floral Company in 1976. She now manages the Company and is the majority shareholder. Ms. DeMarois has served as President of the Montana State Florists Association and as a director on the boards of the Missoula Chamber of Commerce, United Way and Rotary Club. Ms. DeMarois is a graduate of the University of Montana.

         John E. Roemer. Mr. Roemer is retired. From 1953 to 1988, Mr. Roemer was the owner and operator of Roemer's Tire Center, Inc. with retail tire and automotive centers located in Missoula, Montana and Coeur d'Alene, Idaho.

         Marvin P. Reynolds, D.D.S. Dr. Reynolds is a dentist who has practiced in Missoula, Montana for over 37 years. He is a graduate of the Washington University Dental School at St. Louis.

         Robert F. Burke. Mr. Burke joined I.D.S. Financial Services, Inc. ("I.D.S."), Missoula, Montana, as a personal financial advisor in August 1991. I.D.S. is a wholly owned subsidiary of American Express Company. In January 1995, I.D.S. became American Express Financial Advisors, Inc. Prior to such time, he was Chairman and President of the Bank of Sheridan, a commercial bank located in Sheridan, Montana, from 1983 to 1990. Mr. Burke has approximately 32 years of experience in the banking industry. He is a graduate of the University of Montana and the Pacific Coast Banking School.

Meetings and Committees of the Boards of Directors

         Board and Committee Meetings of the Company. Meetings of the Company's Board of Directors are generally held on a quarterly basis. The Board of Directors of the Company held 15 meetings during the fiscal year ended June 30, 1996. No incumbent director attended fewer than 75% of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which he served during the year.

         The Board of Directors of the Company has standing Executive, Audit and Compensation Committees.

         The Executive Committee of the Company acts on issues arising between regular board meetings. The Executive Committee is comprised of Directors Grimes, Reynolds and Roemer. The Executive Committee did not meet during fiscal 1996.

         The Audit Committee of the Company reviews audit reports and related matters to ensure effective compliance by the Company with internal policies and procedures. Directors Klein, Burke, Roemer and Grabow (Mr. Grabow will retire as a director of the Company and the Bank at the Meeting) are members of this Committee. The Audit Committee met one time during fiscal 1996.

         The Compensation Committee of the Company is responsible for administration of the RRP and Stock Option Plan. The current members of the Compensation Committee are Directors Roemer, Klein and Reynolds.
This Committee held one meeting during fiscal 1996.

         The entire Board of Directors acting as the Nominating Committee of the Company is responsible for nominating persons to serve on the Board of Directors of the Company. While the Board of Directors will consider nominees recommended by stockholders, the Committee has not actively solicited such nominations. Pursuant to the Company's Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company at least 30 days before the date of the Meeting.

         Board and Committee Meetings of the Bank. During the year ended June 30, 1996, the Board of Directors of the Bank held 16 meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Board member served during this period. The Board of Directors of the Bank has standing Executive, Audit, Asset/Liability, Building, Compensation and Benefits and Nominating Committees.

         The Executive Committee of the Bank acts on issues arising between regular board meeting dates. The Executive Committee consists of Directors Grimes, Reynolds and Roemer. The Executive Committee held three meetings during fiscal 1996.

         The Audit Committee of the Bank is responsible for setting policies with regard to internal controls and outside audits. In addition, the Audit Committee reviews the reports of the Bank's internal auditor, independent auditors and regulators and makes recommendations to the Board of Directors. This committee is comprised of Directors Reynolds, Roemer, Klein, Grabow and Burke. The Audit Committee is scheduled to meet quarterly and met three times during fiscal 1996.

         The Asset/Liability Committee of the Bank is responsible for oversight of the Bank's investment activities and development of investment policies. Directors Grimes, Burke and Klein serve on this committee with James Salisbury acting as Chairman. The Asset/Liability Committee met four times during fiscal 1996.

         The Building Committee of the Bank reviews corporate office building needs and site acquisitions and makes recommendations to the Board of Directors. This committee currently consists of Directors Grimes, Grabow, Roemer and Burke. This committee met 12 times during fiscal 1996.

         The Compensation and Benefits Committee of the Bank is comprised of Directors Roemer, Klein and Reynolds. This committee reviews changes in the benefit package offered to the Bank officers and employees and recommends salary levels for executive officers for consideration by the full Board. This committee meets as necessary and met two times during fiscal 1996.

         The Nominating Committee of the Bank meets annually in order to nominate candidates for membership on the Board of Directors. Directors Grimes, Burke and Klein are the current members of this Committee. This committee met two times during fiscal 1996.

Director Compensation

         The Board of Directors of the Company are not paid for their service in such capacity. Compensation of the Bank's directors is described below.

         Cash Compensation. Non-employee directors of the Bank are currently paid fees of $1,667 per month and $200 for each committee meeting attended, unless held on a regular Board meeting day or by telephone. Messrs. Reynolds and Roemer, the Chairman and Vice Chairman of the Bank, receive an additional fee of $225 and $142 per month, respectively.

         Directors' Deferred Income Plan. The Bank maintains a Directors' Deferred Income Plan (the "Director Plan") for the benefit of the Bank's non-employee directors. Directors participating in the Director Plan are permitted to defer $4,000 or more of their directors' fees earned during each fiscal year. Deferred fees are maintained in an account at the Bank and upon retirement are paid to directors in monthly installments over a ten-year period. The Director Plan also provides that, in the event of the death of a participating director while serving on the Board, the director's designated beneficiary shall receive an aggregate amount equal to the amount the director would have deferred, to be paid on a monthly basis. At June 30, 1996, two outside directors participated in the Director Plan.

Executive Compensation

         The Company has not paid any compensation to its executive officers since its formation. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Bank.

         The following table sets forth the compensation paid or accrued by the Bank during fiscal years indicated for services rendered by the Named Officers.


                                               SUMMARY COMPENSATION TABLE
- --------------------------------------------------------------------------------------------------------------------------
                            Annual Compensation(1)                               Long-Term Compensation
- ----------------------------------------------------------------------------    -----------------------
                                                                                          Awards
                                                                                ------------------------
                                                                                Restricted
                                                                                  Stock       Options/        All Other
                                               Fiscal     Salary      Bonus      Award(s)        SARs        Compensation
         Name and Principal Position            Year       ($)        ($)(2)      ($)(3)        (#)(4)            ($)
         ---------------------------           ------     ------      ------     ---------      --------      ------------
Lyle R. Grimes, President and Chief Executive   1996   $ 220,000(5) $   90,025   $      ---          ---      $   136,802(6)
Officer                                         1995     210,000(5)     52,059          ---          ---          128,086
                                                1994     210,000(5)     70,000      470,280      126,444           80,080
Douglas G. Bardwell, Executive Vice President   1996     123,000(7)     33,555          ---          ---           35,760(8)
and Chief Operating Officer                     1995     117,000(7)     19,340          ---          ---           32,031
                                                1994     117,000(7)     36,457      226,260       44,366           16,287

James A. Salisbury, Treasurer and Chief         1996     100,000(9)     27,280          ---          ---           22,048(10)
Financial Officer                               1995      95,000(9)     15,704          ---          ---           19,826
                                                1994      95,000(9)     29,602      181,900       37,268            6,804
==========================================================================================================================

- --------

(1) "Perquisites" received by the named officers are not presented in the table as such amounts are below the minimum required for disclosure under executive compensation disclosure rules adopted by the Securities and Exchange Commission.
(2) Paid pursuant to the Annual Incentive Plan. See "Compensation Committee Report on Executive Compensation."
(3 Represents the dollar value of awards of shares of Common Stock pursuant to the RRP based upon the $10.00 per share market value on the date of grant. At June 30, 1996, the market value of the restricted stock awards to Messrs. Grimes, Bardwell and Salisbury was $699,777, $336,675 and $270,667, respectively, based upon the closing price of the Common Stock as reported on the Nasdaq National Market System on such date. Prior to vesting, holders of restricted stock have the right to receive dividends, if any, paid on shares of the Common Stock. At June 30, 1996, 50% of the initial awards listed above had vested.
(4) Represents awards of options to purchase shares of Common Stock at an exercise price of $10.00 per share, granted pursuant to the Stock Option Plan.
(5) Includes zero, zero, and $6,369 deferred under the 401(k) Plan, and $346, $253 and $152 deferred under the Flexible Compensation Plan in fiscal 1996, 1995 and 1994, respectively.
(6) Includes $115,000 accrued by the Bank for the benefit of Mr. Grimes under the Benefit Equalization Plan. The Benefit Equalization Plan provides supplemental retirement income to Mr. Grimes since his normal retirement benefit is diminished as a result of IRS rules limiting benefits payable under the Pension Plan. See "Benefit Plans." Also includes $18,198 allocated to Mr. Grimes' account under the ESOP (representing 1,223 shares at $14.88 per share), $2,538 in unused sick leave, a $102 Christmas bonus and the following insurance premiums paid by the Bank on Mr. Grimes' behalf: $38 in life insurance, $688 in life insurance under the Salary Continuation Plan and $238 in long-term disability.
(7) Includes $5,810, $4,680 and $4,680 deferred under the 401(k) Plan, and $862, $841 and $752 deferred under the Flexible Compensation Plan in fiscal 1996, 1995 and 1994, respectively.
(8) Includes $12,695 accrued and a life insurance premium of $223 paid on behalf of Mr. Bardwell under the Salary Continuation Plan. Also includes $17,439 allocated to Mr. Bardwell's account under the ESOP (representing 1,172 shares at $14.88 per share), $1,419 of unused sick leave, a Christmas bonus of $102, a long-term disability insurance premium of $238, a life insurance premium of $38 and contributions to the 401(k) Plan of $3,606 paid by the Bank on behalf of Mr. Bardwell.
(9) Includes $4,878, $4,752 and $4,752 deferred under the 401(k) Plan, and $900, $500 and $111 deferred under the Flexible Compensation Plan in fiscal 1996, 1995 and 1994, respectively.
(10) Includes $2,872 accrued and life insurance premiums of $85 paid on behalf of Mr. Salisbury under the Salary Continuation Plan. Also includes $14,671 allocated to Mr. Salisbury's account under the ESOP (representing 986 shares at $14.88 per share), $1,154 in unused sick leave, a Christmas bonus of $102, life insurance premiums of $38, a long-term disability insurance premium of $198, and contributions to the 401(k) Plan of $2,928 paid by the Bank on behalf of Mr. Salisbury.

         The following table sets forth certain information concerning the number and value of unexercised stock options held by the Named Officers at June 30, 1996. No options or stock appreciation rights were awarded to the Named Officers during fiscal 1996.


                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
- ------------------------------------------------------------------------------------------------------------------
                                                        Number of Unexercised    Value of Unexercised In-the-Money
                                                    Options/SARs at FY-End (#)(1)  Options/SARs at FY-End ($)(2)
                                                   ----------------------------- ---------------------------------
                       Shares Acquired      Value
          Name         on Exercise (#)   Realized ($)  Exercisable  Unexercisable     Exercisable    Unexercisable
          ----         ---------------   ------------  -----------  -------------     -----------    -------------
Lyle R. Grimes               N/A            N/A            56,444        70,000        $275,447         $341,600
Douglas G. Bardwell          N/A            N/A            30,000        14,366         146,400           70,106
James A. Salisbury           N/A            N/A            30,000         7,268         146,400           35,468

- --------------

(1) Represents options to purchase Common Stock granted pursuant to the Stock Option Plan. Except for an option to purchase 26,444 shares of Common Stock granted to Mr. Grimes, all of which vested in March 1994, the terms of the option awards provide that shares will be exercisable at a rate of 10,000 shares per year, commencing on January 6, 1995.
(2) Represents the difference between the aggregate option exercise price and the fair market value of the underlying shares based on the closing price of $14.88 per share of the Common Stock as reported on the Nasdaq National Market on June 30, 1996.

Employment Agreements

         The Bank has entered into employment agreements with Messrs. Grimes, Bardwell and Salisbury and four other executive officers. The employment agreements are designed to assist the Bank in maintaining a stable and competent management base. The employment agreements became effective January 6, 1994 and provide for an annual base salary in an amount equal to the employee's current salary. The agreements provide for termination upon the employee's death, for cause or in certain events specified by Office of Thrift Supervision ("OTS") regulations. The employment agreements are terminable by the employee upon 90 days' notice to the Bank.

         The following discussion relates to the terms of the agreements with Messrs. Grimes, Bardwell and Salisbury. These employment agreements provide for an initial term of three years. Subject to annual Board approval following a satisfactory annual performance review, on each annual anniversary of the effective date of the agreement, each agreement shall be automatically extended for an additional one-year period, unless either the employee or the Bank gives notice to the contrary. The employment agreements provide for a lump sum payment to the employee of up to 299% of his then-current annual compensation in the event there is a change in control of the Bank where employment terminates involuntarily in connection with such change in control of the Bank or the Company or within 12 months thereafter. This termination payment is subject to reduction by the amount of all other compensation to the employee deemed for purposes of the Internal Revenue Code of 1986, as amended (the "Code") to be contingent on a change in control. Such termination payments are provided on a similar basis in connection with a voluntary termination of employment, where the change in control was at any time opposed by the Bank's Board of Directors. For the purposes of the employment agreements, a change in control is defined to mean an acquisition of control of the Bank or the Company (other than by a trustee or other fiduciary holding securities under an employee benefit plan of the Company or its subsidiary) as defined in OTS regulations which would require the filing of an application for acquisition of control or notice of change in control. The agreements provide, among other things, for participation in an equitable manner and employee benefits applicable to executive personnel.

         Based on current salary information, if Messrs. Grimes, Bardwell and Salisbury had been terminated as of June 30, 1996, under circumstances entitling each of them to severance pay as described above, such individuals would have been entitled to receive a lump sum cash payment of approximately $680,237, $349,572 and $280,241, respectively.



Benefit Plans

         Pension Plan and Benefit Equalization Plan. The Bank's employees are included in the Financial Institutions Retirement Fund, a multiple employer comprehensive pension plan (the "Pension Plan"). This noncontributory defined benefit retirement plan covers all employees who have met minimum service requirements.

The Bank's policy is to fund pension costs accrued. In addition to administrative expenses of the Pension Plan paid by the Bank, the Bank made contributions totaling approximately $307,275 to such plan during fiscal 1996.

         The following table illustrates annual pension benefits payable upon retirement at age 65 to a participant electing to receive the standard form of retirement benefits based on various levels of compensation and years of service.


                                                   PENSION PLAN TABLE
- --------------------------------------------------------------------------------------------------------------------------
                                                                          Years of Service
                                         --------------------------------------------------------------------------------
           Remuneration                      15                20               25                30               35
           ------------                   ---------         ---------         ---------         ---------        ---------
                 $ 50,000                $  15,000         $  20,000         $  25,000         $  30,000        $  35,000
                   75,000                   22,500            30,000            37,500            45,000           52,500
                  100,000                   30,000            40,000            50,000            60,000           70,000
                  125,000                   37,500            50,000            62,500            75,000           87,500
                  150,000                   45,000            60,000            75,000            90,000          105,000
                  175,000                   52,500            70,000            87,500           105,000         109,991*
                  200,000                   60,000            80,000           100,000          109,991*         109,991*
                  225,000                   67,500            90,000          109,991*          109,991*         109,991*

*Maximum annual benefit payable.

      At June 30, 1996, Messrs. Grimes, Bardwell and Salisbury had 37 years, 21 years 11 months and 15 years six months, respectively, of credited services under the Plan. Retirement benefits payable under the Pension Plan are based upon salary contained in the Summary Compensation Table.

      The Bank also maintains a Benefit Equalization Plan for the benefit of certain highly compensated individuals whose normal benefits payable upon retirement under the Pension Plan are reduced due to limits placed on benefits payable under the Pension Plan by federal law. This plan provides for an annual retirement benefit commencing at the normal retirement date (as defined in the Bank's Pension Plan) equal to the actuarial equivalent of the participant's accrued benefit (as determined before applying the limitations contained in the Pension Plan and any dollar limitation for the amount considered compensation) minus the actuarial equivalent of the participant's accrual provided under the Pension Plan. In the event of the participant's death prior to the date payments are due to commence under this plan, the plan provides for a death benefit payable to the participant's beneficiary. Currently, Mr. Grimes is the only person participating in this plan. Information regarding the amount contributed by the Bank to this plan on behalf of Mr. Grimes is contained in the Summary Compensation Table.

      Salary Continuation Plan. The Bank has adopted the Salary Continuation Plan ("SCP") for the benefit of 14 officers. The SCP provides for the payment of monthly retirement benefits to participating officers for a period of ten years upon retirement at age 55, provided the officer has at least 20 years of service to the Bank. Benefits payable under the SCP are equal to 1/120 of such officer's monthly salary for calendar 1992. The SCP also provides for a benefit equal to one to two times the participant's 1992 salary, in the event of such person's death while employed by the Bank. Information regarding amounts contributed to the SCP during the past three fiscal years on behalf of the Named Officers is contained in the Summary Compensation Table.

Compensation Committee Report on Executive Compensation

      The Compensation and Benefits Committee has furnished the following report on executive compensation:

      Compensation Policies. This report reflects the Company's compensation policies as endorsed by the Board of Directors and the Committee. The Committee recommends to the Board of Directors amounts of cash compensation for executive officers of the Company and its subsidiaries. With regard to the compensation actions affecting the CEO, all of the non-employee members of the Board of Directors acted as the approving body.

      The Annual Incentive Plan of the Company is designed to:

1. support a pay-for-performance policy that differentiates compensation based on corporate, business unit, and individual performance;

2. motivate key senior officers to achieve strategic business initiatives and award them for their achievement;

3. provide compensation opportunities that are comparable to those offered by other leading companies, allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success; and

4. align the interests of executives with the long-term interests of stockholders through award opportunities that can result in ownership of Common Stock.

         At present, the Annual Incentive Plan is comprised of salary, annual cash incentive opportunities, long-term incentive opportunities in the form of stock options, restricted stock and miscellaneous benefits typically offered to executives by major corporations. Along with other eligible employees, executive officers also participate in the Company's 401(k) Plan, which provides for matching contributions, a defined benefit retirement program, and the ESOP.

         Annual incentive plans for executive officers of the Bank were developed in 1993 with the assistance of outside consultants with implementation occurring in fiscal year 1994. During the fiscal year, incentive plans for each of the three Named Officers listed in the compensation table, as well as other senior officers, were established based on stated goals and objectives which are drawn by the Bank's Business Plan. Incentives are awarded based on attainment of those goals. However, all annual incentives are eliminated entirely under this incentive plan if a set minimum of before-tax earnings in dollars is not met during the fiscal year. There is also a maximum before-tax earnings set in dollars above which incentives will not be paid. The Board believes that tying executive officers' income more directly to institution performance will more closely align individual objectives and interests with stockholder value.

         Long-term incentives for executive officers, and to a lesser degree for employees, were provided during the fiscal year ending 1994 with the implementation of the RRP and the Stock Option Plan, which were approved by the stockholders at the Special Meeting of Stockholders held on March 29, 1994. The price of the Common Stock must increase over time to maximize the benefit of the RRP and for the employee to realize any benefit from the options awarded under the Stock Option Plan.

         Salaries. The base salaries paid to Messrs. Grimes, Bardwell and Salisbury were increased 5.0%, 5.13%, and 5.26%, respectively, for fiscal year 1995-96. This change reflected consideration of the Company's performance and competitive data on similar companies indicating that such changes would be commensurate with experience and individual performance. The other executive officers will be granted base salary increases based on competitive data, individual performance, position, tenure and internal comparability considerations. The Compensation Committee will review and change the compensation strategy as needed in order that it be responsive to stockholder interests over time.

         Bonus Awards for Fiscal 1996. Executive officers of the Company were awarded cash bonuses during the year based on a review of the Company's fiscal year performance and individual performance. The Company performance review included an assessment of how the Company's before-tax earnings compared with goals set by the Board of Directors and the goals included in the Business Plan. Additional factors that are taken into account by the non-employee members of the Board of Directors were their assessment of non-performing loans, interest rate risk, regulatory ratings, the degree of customer satisfaction and morale of the Company's employees. Based on all these factors, the amount of bonus paid to Grimes, Bardwell and Salisbury were 40.9%, 27.3% and 27.3% of their base salaries, respectively, as compared to the maximum possible award of 60%, 40%, and 40%, respectively.

         RRP and Stock Option Plan Awards. The RRP and Stock Option Plan (the "Plans") are designed to align a significant portion of the executive officer's compensation, and to a lesser degree other employees compensation, with stockholders' interests. The Plans, approved by stockholders in 1994, permit the granting of stock based awards. To date, two types of awards have been granted to executive officers and other key employees:

1. Stock Option -- a right to purchase shares of Common Stock over a ten-year period at the market price on the date of grant.

2. Restricted Stock -- shares of Common Stock the recipient cannot sell or otherwise dispose of until the applicable restriction period lapses and which are forfeited if the recipient terminates employment for any reason other than retirement, disability, or death prior to the lapsing of the restriction period (or applicable portion of such period).

         No Stock Options or Restricted Stock were granted during fiscal 1996 to Messrs. Grimes, Bardwell, Salisbury and other executive officers and employees. In making future grants, the Committee will consider, among other things, the individual's position and years of service, the value of the individual's service to the Bank and the responsibilities of the individual as an executive officer of a public company as well as the practices of other financial institutions.

         In 1993, Section 162(m) was added to the Internal Revenue Code, the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. Although the current compensation of each of the Company's executive officers is below the $1 million threshold, the Company intends to consider the new provision in establishing future compensation policies and has amended its Stock Option Plan to comply with the requirements of Section 162(m).

                     The Compensation and Benefits Committee

John E. Roemer (Chairman)      Marvin P. Reynolds      Otto G. Klein, Jr., M.D.

Stockholder Return Performance Presentation

         The graph below compares the cumulative total stockholder return on the Company's Common Stock to the cumulative total return of the Nasdaq Market Index and the SIC Industry Group, an index of federally chartered savings institutions, for the period January 10, 1994, the date the Company's Common Stock commenced trading on the Nasdaq National Market, through June 30, 1996. The graph assumes that $100 was invested on January 10, 1994 and that all dividends were reinvested.

                            CUMULATIVE TOTAL RETURN
                    WESTERFED FINANCIAL CORPORATION, NASDAQ
                     MARKET INDEX AND SIC INDUSTRY GROUP OF
                    FEDERALLY CHARTERED SAVINGS INSTITUTIONS


    $160|------------------------------------------------------------------|
        |                                                           &      |
        |                                                                  |
    $150|------------------------------------------------------------------|
        |                                                           *      |
  D     |                                                                  |
  O $140|------------------------------------------------------------------|
  L     |                                                                  |
  L     |                                                                  |
  A $130|------------------------------------------------------------------|
  R     |                                                                  |
  S     |                                            &                     |
    $120|------------------------------------------------------------------|
        |                                           *#              #      |
        |                                                                  |
    $110|------------------------------------------------------------------|
        |                            &#                                    |
        |                             *                                    |
    $100|--------------*&#-------------------------------------------------|
        |                                                                  |
        |                                                                  |
     $90|---------------|-------------|--------------|--------------|------|

                     1/10/94       6/30/94        6/30/95        6/30/96

*=NASDAQ               100            101            119           149

&=Savings Index        100            105            123           155

#=Westerfed            100            109            119           119

Certain Transactions

         The Bank has followed a policy of granting loans to eligible directors, officers, employees and members of their immediate families for the financing of their personal residences and for consumer purposes. All such loans, except as described below, to directors and the seven executive officers of the Bank are required to be made in the ordinary course of business and on the same terms, including collateral and interest rates, as those prevailing at the time for comparable transactions and do not involve more than the normal risk of collectibility. Loans to full-time employees, with at least one year of service with the Bank (other than executive officers) secured by a first mortgage on the employee's principal residence are made under a standard adjustable-rate mortgage program and modified to a reduced interest rate equal to one percent over the Bank's cost of funds subject to their continued employment. Full-time employees (other than executive officers) with over one year of service with the Bank also receive a preferential rate on consumer and home improvement loans obtained from the Bank. The rate on these loans is modified by a margin (which varies depending on the type of loan) over the Bank in-house consumer loan index. Loans on savings accounts are extended to employees at a rate of one percent above the savings account yield and all processing fees are waived.

         All loans by the Bank to its executive officers and directors are subject to OTS regulations restricting loans and other transactions with affiliated persons of the Bank. Federal law prohibits a savings association from making loans to its executive officers and directors at favorable rates or on terms not comparable to those prevailing to the general public.

         Set forth below is certain information as to loans made by the Bank prior to changes in federal law to each of its directors and executive officers whose aggregate indebtedness exceeded $60,000 at any time since July 1, 1995, at a preferential interest rate pursuant to the Bank's loan policy at the time such loans were made. Each of the loans was made in the ordinary course of business and did not involve more than the normal risk of collectibility. All loans designated as residential loans are first mortgage loans secured by the borrower's principal place of residence.

                                                                          Largest
                                      Date                                Amount                  Market     Modified
                                       of                    Original   Outstanding Balance at    Rate at     Rate at
         Name and Position            Loan    Type of Loan    Amount   Since 7/1/95   6/30/96   Origination Origination
- ----------------------------------- -------- ------------------------- ------------ ----------- ----------- -----------

Lyle R. Grimes                       02/88   Residential      $ 92,800    $ 74,055    $ 72,417     8.75%       7.46%
President and Chief Executive Officer

Otto G. Klein                        05/87   Residential       125,000     110,611     108,035     8.75        7.44
Director                             07/88   Line of Credit        N/A       3,089       1,567    17.90       15.00

John E. Roemer                       06/89   Residential        99,750      92,429      90,624     9.75        8.52
Director                             05/85   Line of Credit        N/A       1,104           6    17.90       15.00



         In addition to the loans listed in the tables above, the Bank has in the ordinary course of business made loans to its directors, executive officers and members of their immediate families or affiliates thereof on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. All loans to such persons totalled approximately $255,047, or .32% of the Company's stockholders' equity, at June 30, 1996.

              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has appointed KPMG Peat Marwick LLP, independent accountants, to be the Company's auditors for the fiscal year ending June 30, 1997. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.

         The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as the Company's auditors for the fiscal year ending June 30, 1997.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for the next Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 110 East Broadway, Missoula, Montana 59802-4511, no later than May 30, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and/or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation.

Missoula, Montana
September 27, 1996

                       WESTERFED FINANCIAL CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                               OCTOBER 22, 1996

   The undersigned hereby appoints the Board of Directors of WesterFed Financial Corporation (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Missoula Southgate Branch of Western Federal Savings Bank, 2601 Garfield Street, Missoula, Montana, on October 22, 1996 at 9:00 a.m. and at any and all adjournments and postponements thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary)
                          [ ] FOR     [ ] VOTE WITHHELD

   INSTRUCTION: To withhold your vote for any individual nominee, strike a line in that nominee's name below.

                      LAURIE C. DEMAROIS     JOHN E. ROEMER

2. The ratification of the appointment of KPMG Peat Marwick LLP as auditors for the Company for the fiscal year ending June 30, 1997.

                  [ ] FOR     [ ] AGAINST     [ ] VOTE WITHHELD

   In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

         The Board of Directors recommends a vote "FOR" the proposal and the election of the nominees listed above.

                                  (Continued and to be SIGNED on Reverse Side)

- -------------------------------------------------------------------------------

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

   The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.

Dated:__________________, 1996           ______________________________________
                                         Signature of Stockholder


                                         ______________________________________
                                         Signature of Stockholder

                                         Please sign exactly as your
                                         name(s) appear(s) to the left.
                                         When signing as attorney,
                                         executor, administrator, trustee
                                         or guardian, please give your
                                         full title. If shares are held
                                         jointly, each holder should
                                         sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.